EXHIBIT 99.3

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            I, Arthur D. Levinson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Genentech, Inc. on Form 10-Q for the quarterly period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Genentech, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Genentech, Inc.

By:	/s/ Arthur D. Levinson, Ph.D.

Name: Title: Date:	Arthur D. Levinson, Ph.D. President and Chief Executive Officer July 22, 2003

            I, Louis J. Lavigne, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Genentech, Inc. on Form 10-Q for the quarterly period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Genentech, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Genentech, Inc.

By:	/s/ Louis J. Lavigne, Jr.

Name: Title: Date:	Louis J. Lavigne, Jr. Executive Vice President and Chief Financial Officer July 22, 2003

A signed original of this written statement required by Section 906 has been provided to Genentech, Inc. and will be retained by Genentech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.